Exhibit 10.1(f)

SIXTH AMENDMENT

2015 SEAGATE DEFERRED COMPENSATION PLAN

The 2015 Seagate Deferred Compensation Plan, effective as of January 1, 2015 (the "Plan"), is hereby amended by this Sixth Amendment (the "Amendment").
WHEREAS, for purposes of this Amendment, capitalized terms used herein that are not defined shall have the meanings given to them in the Plan;
WHEREAS, Seagate US LLC (the "Company") maintains the Plan, which is a nonqualified deferred compensation plan, for the benefit of eligible employees of the Company and Participating Companies;
WHEREAS, Section 7.3 of the Plan provides that the Committee shall be charged with the general administration of the Plan and shall have all powers necessary to accomplish its purposes, including construction and interpretation of the terms and provisions of the Plan;

WHEREAS, Section 8.5 of the Plan provides that the Committee has the authority to amend, modify, and suspend, or terminate the Plan; and

WHEREAS, pursuant to the responsibility and authority granted under Sections 7.3 and 8.5 of the Plan, the Committee has determined that it is appropriate to amend the definition of "Bonus" to clarify that a bonus paid in the form of equity or an equity-based award will not be eligible for deferral under the Plan.
NOW, THEREFORE, BE IT RESOLVED, that the Amendment, as set forth in the attached Exhibit, is hereby approved and adopted effective substantially in the form attached.

EXHIBIT

SIXTH AMENDMENT
2015 SEAGATE DEFERRED COMPENSATION PLAN
The 2015 Seagate Deferred Compensation Plan, effective as of January 1, 2015 (the "Plan"), is hereby amended as follows:

1.Effective July 2, 2022, Section 1.5 is amended in its entirety to read as follows:
1.5    Bonus. "Bonus" means any amount payable in cash that is: (i) a performance-based cash incentive compensation payable to a Participant under any bonus and cash incentive plans of the Company or a Participating Company, including the Key Contributor Performance Bonus Plan and the Executive Performance Bonus Plan, the
amount of which, or the entitlement to which, is contingent on the satisfaction of organizational or individual performance criteria; or (ii) any other payment described in an employment agreement between the Company and a Participant as a bonus, but only if the agreement specifically provides that the bonus is either being deferred pursuant to this Plan or is eligible for deferral pursuant to this Plan. For purposes of the Plan, Bonus shall not include: (i) any bonus paid in the form of equity or an equity-based award, whether pursuant to the Executive Performance Bonus Plan or otherwise, even if ultimately paid in cash in accordance with the terms of such Executive Performance Bonus Plan or otherwise, and (ii) discretionary bonus payments, including Reward and Recognition bonuses.

2.Except as specifically amended hereby, the Plan shall remain in full force and effect as prior to this Sixth Amendment.

In WITNESS WHEREOF, the Seagate Benefits Administrative Committee, by its duly authorized delegate, has executed this Amendment to the Plan on May 10, 2022.

/s/ Joyce Tuttle
Name:	Joyce Tuttle
Title:	Senior Manager, Americas Benefits